                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Bruce A. Deerson and Roselyn R. Bar, jointly and severally, as his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, jointly and severally, full power and authority to do and perform each in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, jointly and severally, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                              Date
             ---------                           -----                              ----

/s/ Stephen P. Zelnak, Jr.                  Chairman of the Board,              May 21, 1999
-----------------------------               President and Chief
Stephen P. Zelnak, Jr.                      Executive Officer

/s/ Janice K. Henry                         Senior Vice President,              May 21, 1999
-----------------------------               Chief Financial Officer
Janice K. Henry                             and Treasurer

/s/ Anne H. Lloyd                           Vice President, Controller          May 21, 1999
-----------------------------               and Chief Accounting Officer
Anne H. Lloyd

/s/ Richard G. Adamson                      Director                            May 21, 1999
-----------------------------
Richard G. Adamson

/s/ Marcus C. Bennett                       Director                            May 21, 1999
-----------------------------
Marcus C. Bennett

/s/ Bobby F. Leonard                        Director                            May 21, 1999
-----------------------------
Bobby F. Leonard

/s/ Frank H. Menaker, Jr.                   Director                            May 21, 1999
-----------------------------
Frank H. Menaker, Jr.

/s/ William E. McDonald                     Director                            May 21, 1999
-----------------------------
William E. McDonald

/s/ James M. Reed                           Director                            May 21, 1999
-----------------------------
James M. Reed

/s/ William B. Sansom                       Director                            May 21, 1999
-----------------------------
William B. Sansom

/s/ Richard A. Vinroot                      Director                            May 21, 1999
-----------------------------
Richard A. Vinroot